Exhibit 99.13(a)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference made to our firm under the captions "Independent Auditors" and "Experts" and to the use of our reports dated February 7, 2003 on the financial statements of the Stock, Money Market, Bond Market, Social Choice, Global Equities, Growth, Equity Index and Inflation-Linked Bond Accounts of College Retirement Equities Fund, which are incorporated by reference in this Registration Statement on Form N-3 (No. 811-4415) of College Retirement Equities Fund.



                                                    /s/ Ernst & Young LLP


New York, New York
April 28, 2003